Exchange Offer Informational Sessions Executive Compensation Team July 2009 ©2009 Genworth Financial, Inc. All rights reserved. Exhibit (a)(1)(H)

1 Exchange Offer Informational Session
Exchange Offer
Legal Disclaimer
The following presentation is provided for informational purposes only.  The decision to participate in the exchange offer is an individual one, and this presentation is not intended to encourage or discourage participation.
Important information regarding the exchange offer is included in the Offer to
Exchange Certain Outstanding Stock Options and Stock Appreciation Rights for
Replacement Awards, dated July 13, 2009 (the “Offering Memorandum”). You are encouraged to read the Offering Memorandum
carefully before deciding whether to
participate in the exchange offer.
Country-specific tax information provided is a summary only and is not intended as tax advice.  Please speak with your tax or financial advisor to determine your personal tax obligation and the risks or benefits of participation in this exchange offer.

2 Exchange Offer Informational Session
Agenda
Stock Option Refresher
Exchange Offer
- Overview
- Illustrations
- Questions to Consider
- Resources
- Timeline
Country Specific Tax Considerations
Exchange Offer Website Training
Glossary of Terms
Stock Appreciation Rights Refresher

3 Exchange Offer Informational Session
Stock Option Refresher
• It is the right to buy shares of Genworth common stock at a fixed price in the future (the strike price).
What is a Stock Option?
• The strike price is the closing price of Genworth common stock on the day the stock option is granted.
What is the Strike Price?
• In this example, a stock option is granted with a strike price of $5.  Let’s assume that the stock option vests and the price of the stock on the stock market has increased to $8.  The employee would be able to purchase the stock for $5.  After the employee purchases the share for $5 the employee can decide to keep the share, or they can sell it for $8.
• The employee would have the opportunity to do a “cashless exercise”, meaning no initial cash payment is required to cover the strike price.
How does a Stock Option work?
$5
$8
Price you pay (Strike Price)
Exercise
“Gain” Realized Upon Exercise = $3*
Price to purchase the shares on the open market
*Before taxes and other deductions
Grant Date

4 Exchange Offer Informational Session
Exchange Offer Overview
Exchange Program
• It allows eligible employees to exchange underwater (current stock price is significantly below strike price for the award) stock options or SARs for a lesser number of replacement stock options or SARs.
• The replacement stock options or SARs you receive as a result of the exchange will have a strike price equal to the closing price of our common stock on the date the replacement awards are granted, and a new vesting schedule.
What Is The Exchange Program?
• Participating in the exchange is voluntary.  Genworth cannot provide guidance on whether it makes sense for you to participate.
Should I Participate In The Exchange?
• If you choose not to participate your outstanding stock options or SARs will remain outstanding and will not be impacted by the exchange offer.
What Happens To My Outstanding Stock Options And SARs If I Choose
Not To Participate?

5 Exchange Offer Informational Session
Exchange Offer Overview
Tax Implications
• The tax consequences of participating in the exchange offer may be different depending on the country in which you work. Participants located outside the United States should review “Schedule A”
in the Offering Memorandum.
• Genworth believes participating in the exchange offer will be a non-taxable event for
United States federal income purposes.
• You should consult with your tax advisor or financial planner for specific information on tax consequences and how they may impact you.
Will I Owe Taxes If I Participate In The Exchange Offer?

6 Exchange Offer Informational Session
Exchange Offer Overview
Tax Implications
• The tax consequences upon exercise may be different depending on the country in which you work. Participants located outside the United States should review “Schedule A” in the
Offering Memorandum.
• Upon exercise, any gain realized from the replacement awards will be treated as taxable income for United States federal income tax purposes.
• You should consult with your tax advisor or financial planner for specific information on the tax consequences and how they may impact you.
How Will The Replacement Awards Be Taxed Once They Are Exercised?

7 Exchange Offer Informational Session
Exchange Offer Overview
Timing
• The window to participate opened on July 13, 2009.  Your election to exchange your awards must be received by 5:00 p.m. U.S. Eastern Time on August 18, 2009.
How Much Time Do I Have To Decide Whether Or Not To Participate?
• You may participate by submitting your election on the exchange offer website
(http://genworth.com/optionexchange).
• If you are unable to access the exchange offer website, you may request a paper election form by contacting the executive compensation team at compensation@genworth.com.
• All elections must be properly completed and submitted by 5:00 p.m., U.S. Eastern Time, on
August 18, 2009.
• For non-US participants, after you complete your on-line election, you must print and sign the confirmation page. We must RECEIVE your completed and signed confirmation page by 5:00 p.m., U.S. Eastern Time, on August 18, 2009.
How Do I Participate?

8 Exchange Offer Informational Session
Exchange Offer Overview
Eligible Awards
A stock option or SAR is eligible if it meets ALL of the following criteria:
What Is An Eligible Award?
• Has an exercise (strike price) greater than the 52-week high closing price of our common stock on August 18, 2009 (and not below $19.50 USD);
• Is not a “conversion award” granted by our former parent prior to our initial public offering and converted into a Genworth award;
• Was not granted within 12 months of August 18, 2009;
• Is held by an individual currently employed in one of the following countries:
Australia, Canada, Denmark, Finland, France, Germany, Greece, Ireland, Italy, New
Zealand, Norway, Portugal, Spain, Sweden, Switzerland, United Kingdom, United
States;
• Is outstanding on the expiration date of the exchange offer; and
• Is not held by a “named executive officer” or a member of Genworth’s Board of
Directors.

9 Exchange Offer Informational Session
Exchange Offer Overview
Tendering Options & SARs
• The number of replacement stock options or SARs you will receive in exchange for the stock options or SARs you tender will be determined by dividing the number of stock options or SARs you tender per grant, by three, and rounding down to the nearest whole number.
How Many Awards Will I Receive For The Awards I Exchange?
• No.  If you choose to participate in the exchange offer, you must surrender all outstanding stock options and SARs from one or more grants of eligible stock options and SARs.
Can I Exchange Only A Portion Of An Outstanding Grant Of Eligible Stock
Options Or SARs?
Tendering Options & SARs Example
Assumptions:
1. Don’t exchange any stock options
2. Exchange 1,000 options from the ’04 grant and none from the ‘06 grant
3. Exchange 1,000 options from the ‘06 grant and none from the ‘04 grant
4. Exchange 1,000 options from the ‘04 grant and 1,000 options from the ‘06 grant
–
2006 Grant: Currently hold 1,000 stock options
Alternatives:
–
2004 Grant: Currently hold 1,000 stock options

10 Exchange Offer Informational Session
Exchange Offer Overview
What Will The Vesting Schedule Be For The Replacement Awards?
Before:            Aug 19, 2007
On or After:    Aug 19, 2007
• Regardless of whether or not your current awards are vested all replacement awards granted will be given new vesting schedules as follows.
1/3 per yr over 3 yrs
1/4 per yr over 4 yrs
Original Grant Date New Vesting Schedule
What Does 1/3 Per Year Over 3 Years Mean?
• Assume you exchange 1,000 awards
• You receive 333 replacement awards (1,000 / 3 rounded down to the nearest whole number)
• The new grant date is 8/19/2009
• Vesting 1/3 per year over 3 years would be according to the following schedule:
# of Awards Vesting
111 Stock Options
111 Stock Options
111 Stock Options
Vesting Date
8/19/2010
8/19/2011
8/19/2012
Assumptions:

11 Exchange Offer Informational Session
nd
st
Exchange Offer Overview
Vesting & Life Of The Replacement Awards
• The replacement awards you receive will have the same expiration date as the awards you exchange.
• The example below demonstrates how exchanging a grant made on May 25, 2004 would impact the new vesting schedule and expiration date.
• The example below assumes the exchange closes on Aug 18, 2009 with a new grant date of
Aug 19, 2009.
How long will I have to exercise the replacement awards?
May 25, 2004
1/4 per year beginning
on the 2 year
anniversary
Original Grant Date Original Vesting
May 25, 2009
Fully Vested
Aug 19, 2009
1/3 per year beginning
on the 1 year
anniversary
Replacement Award
Grant Date
Replacement
Award Vesting
Aug 19, 2012
Fully Vested*
May 25, 2014
Expiration Date
May 25, 2014
Expiration
Date
*Assumes continued service through vesting period.

12 Exchange Offer Informational Session
Disclaimers related to illustrations that follow
Exchange Offer Illustrations
We do not make any representations regarding the value of eligible options and SARs, the value of replacement awards or the future price of our common stock.  We do not make any representations regarding the future value of eligible options and SARs relative to the future value of the replacement awards.
The illustrations of hypothetical gains on the next few slides are subject to the following assumptions and qualifications:
• A replacement award exercise price of $7.00 per share for illustration purposes*
• All replacement awards and eligible stock options and SARs surrendered for exchange are fully vested and exercisable
• The illustrations utilize the exchange ratio that has been set for the exchange offer
• Continued employment through the entire vesting period
*Assumed solely for the purposes of the hypothetical illustration.  Genworth cannot and does not predict the future market price of its stock, and the examples do not constitute a prediction of future stock price.

13 Exchange Offer Informational Session
# Shares
Illustration Of Eligible Options With A Strike Price Of $19.50
5/25/2004:
$5 $15 $25 $30
$0 $0 $5,500 $10,500
Value at Different Stock Price Points
1,000
Strike
Price
$19.50
$35
$15,500
$40
$20,500
$45
$25,500
8/19/2009:
$0 $2,664 $5,994 $7,659 333 $7.00 $9,324 $10,989 $12,654
Impact of the Exchange:
$0 $2,664 $494 ($2,841) ($6,176) ($9,511) ($12,846)
“Break Even” at a stock price of ~$25.74 with a strike price $7.00*
Grant Date
Exchange
Current
$25.74
$6,240
$6,240
$0
*Values Are Based On Full Vesting Of All Awards And Do Not Factor In Taxes Or Other Deductions.  Assumes Strike Price
Of $7.00 For The Replacement Awards.  Actual Strike Price For The Replacement Awards May Vary.
Exchange Offer Illustrations

14 Exchange Offer Informational Session
Illustration Of Eligible Options With A Strike Price Of $32.10*
“Break Even” at a stock price of ~$44.63 with a strike price $7.00*
*Values Are Based On Full Vesting Of All Awards And Do Not Factor In Taxes Or Other Deductions.  Assumes Strike Price
Of $7.00 For The Replacement Awards.  Actual Strike Price For The Replacement Awards May Vary.
Exchange Offer Illustrations
# Shares
7/20/2005:
$5 $15 $25 $30
$0 $0 $0
$0
Value at Different Stock Price Points
1,000
Strike
Price
$32.10
$35
$2,900
$40
$7,900
$45
$12,900
8/19/2009:
$0 $2,664 $5,994 $7,659 333 $7.00 $9,324 $10,989 $12,654
Impact of the Exchange:
$0 $2,664 $5,994 $7,659 $6,424 $3,089 ($246)
Grant Date
Exchange
Current
$44.63
$12,530
$12,530
$0

15 Exchange Offer Informational Session
Illustration Of Eligible Options With A Strike Price Of $34.13*
# Shares
8/09/2006:
$5 $15 $25 $30
$0 $0 $0 $0
Value at Different Stock Price Points
1,000
Strike
Price
$34.13
$35
$870
$40
$5,870
$45
$10,870
8/19/2009:
$0 $2,664 $5,994 $7,659 333 $7.00 $9,324 $10,989 $12,654
Impact of the Exchange:
$0 $2,664 $5,994 $7,659 $8,454 $5,119 $1,784
Grant Date
Exchange
Current
$47.68
$13,550
$13,546
($4)
“Break Even” at a stock price of ~$47.68 with a strike price $7.00*
*Values Are Based On Full Vesting Of All Awards And Do Not Factor In Taxes Or Other Deductions.  Assumes Strike Price
Of $7.00 For The Replacement Awards.  Actual Strike Price For The Replacement Awards May Vary.
Exchange Offer Illustrations

16 Exchange Offer Informational Session
Illustration Of Eligible Options With A Strike Price Of $30.52*
“Break Even” at a stock price of ~$42.26 with a strike price $7.00*
*Values Are Based On Full Vesting Of All Awards And Do Not Factor In Taxes Or Other Deductions.  Assumes Strike Price
Of $7.00 For The Replacement Awards.  Actual Strike Price For The Replacement Awards May Vary.
Exchange Offer Illustrations
# Shares
7/31/2007:
$5 $15 $25 $30
$0 $0 $0 $0
Value at Different Stock Price Points
1,000
Strike
Price
$30.52
$35
$4,480
$40
$9,480
$45
$14,480
8/19/2009:
$0 $2,664 $5,994 $7,659 333 $7.00 $9,324 $10,989 $12,654
Impact of the Exchange:
$0 $2,664 $5,994 $7,659 $4,844 $1,509 ($1,826)
Grant Date
Exchange
Current
$42.26
$11,740
$11,742
$2

17 Exchange Offer Informational Session
Illustration Of Eligible Options With A Strike Price Of $22.80*
“Break Even” at a stock price of ~$30.69 with a strike price $7.00*
*Values Are Based On Full Vesting Of All Awards And Do Not Factor In Taxes Or Other Deductions.  Assumes Strike Price
Of $7.00 For The Replacement Awards.  Actual Strike Price For The Replacement Awards May Vary.
Exchange Offer Illustrations
# Shares
2/13/2008:
$5 $15 $25 $30
$0 $0 $2,200
$7,200
Value at Different Stock Price Points
1,000
Strike
Price
$22.80
$35
$12,200
$40
$17,200
$45
$22,200
8/19/2009:
$0 $2,664 $5,994 $7,659 333 $7.00 $9,324 $10,989 $12,654
Impact of the Exchange:
$0 $2,664 $3,794 $459 ($2,876) ($6,211) ($9,546)
Grant Date
Exchange
Current
$30.69
$7,890
$7,889
($1)

18 Exchange Offer Informational Session
Questions to Consider
1.
Have I reviewed all the relevant documents including the Offering Memorandum
&
specifically the Risk Factors related to the exchange offer?
2. At what price do I anticipate Genworth’s stock to trade over the life of the grant(s)
I hold?
3. Am I comfortable with a new three or four year vesting schedule for replacement awards?
4. Am I planning on retiring in the next 12 months?
5. Have I reviewed any potential tax implications with my financial or tax advisor?
6. Are there other personal financial circumstances that may impact my decision on whether or not I should participate in the exchange offer?

19 Exchange Offer Informational Session
1.
Exchange offer website http://genworth.com/optionexchange:  Where employees can make their elections to participate in the exchange.  In addition it has links to information
& documents related to the exchange offer (Offering Memorandum, translations, etc.)
2. Executive compensation team –
compensation@genworth.com:
email resource to utilize
after you have read through the Offering Memorandum.  Will be able to assist you with any questions about the exchange offer website.
3. Local Human Resources Manager.
Exchange Offer Resources

20 Exchange Offer Informational Session
July 13, 2009 – Offer commences & Exchange offer website opens
August 18, 2009, 5 pm. U.S. Eastern Time
– Exchange offer closes
– Deadline for properly completed and submitted election being
RECEIVED by the executive compensation team
– Exchanged awards are cancelled
August 19, 2009 – Replacement awards are priced and issued
September 2009 –
New award packages and online grant materials delivered to participants
Exchange Offer Timeline

21 Exchange Offer Informational Session Exchange Offer Country Specific Tax Considerations

22 Exchange Offer Informational Session
Exchange Offer Country Specific Tax Information
Australia
• Important Note: The Australian Government has announced a major change in the way employee equity-based awards are taxed in Australia.  If the changes are implemented as announced, the tax rules will change for ‘qualifying’ awards acquired on or after July 1, 2009.  Acquisitions of shares and rights prior to July 1, 2009 will not be affected.  A consultation process has commenced.  However, the tax treatment of acquisitions of shares and rights after July 1, 2009 can only be determined with certainty after the necessary legislation has been enacted.
• The amount of tax due is likely based on the ‘deemed value’ of the replacement grants
(as determined by a valuation table contained in the Australian tax legislation).
• The disposal of underwater stock options may result in a taxable event when replaced with stock options granted at an ‘at market’ strike price.
Country-specific Tax Information Provided Is A Summary Only And Is Not Intended As Tax Advice.
Please Speak With Your Tax Or Financial Advisor To Determine Your Personal Tax Obligation And
The Risks Or Benefits Of Participation In This Exchange Offer.

23 Exchange Offer Informational Session
Exchange Offer Country Specific Tax Information
Denmark
• The disposal of underwater stock options may result in a taxable event when replaced with stock options granted at an ‘at market’ exercise price.
• The taxable value at grant related to the exchange would either be determined as the
Black-Scholes value of the existing options or the replacement options.
• Please speak with your tax or financial advisor to determine your personal tax obligation.
Country-specific Tax Information Provided Is A Summary Only And Is Not Intended As Tax Advice.
Please Speak With Your Tax Or Financial Advisor To Determine Your Personal Tax Obligation And
The Risks Or Benefits Of Participation In This Exchange Offer.

24 Exchange Offer Informational Session
Exchange Offer Country Specific Tax Information
United Kingdom
• There are no adverse tax implications related to the exchange of non-qualified Stock
Options.
• Participants that exchange outstanding Qualified Stock Options would receive non-
qualified Stock Options in exchange
• Participants who elect to exchange their Qualified Stock Options for non-qualified awards may have the opportunity to receive Qualified Stock Options at future grants.
• Please speak with your tax or financial advisor to determine your personal tax obligation.
Country-specific Tax Information Provided Is A Summary Only And Is Not Intended As Tax Advice.
Please Speak With Your Tax Or Financial Advisor To Determine Your Personal Tax Obligation And
The Risks Or Benefits Of Participation In This Exchange Offer.

25 Exchange Offer Informational Session Exchange Offer Website Training

Genworth Financial
Equity Exchange Program - Enrollment
Login
Enter your SSO
IMPORTANT!
The offering period closes at 5:00 p.m. U.S. Eastern Time, on August 18, 2009.
YOU SHOULD KNOW:
After 15 minutes of inactivity, you will be timed out of the session and must begin again. Your work will not be saved if you are timed out.
Welcome!
Username: 213037116
Password:
Login
This equity exchange offer website (the "
elect to participate in the exchange offer
Financial, Inc. pursuant to the Offer to Ex
Outstanding Stock Options and Stock Appr
Replacement Awards, dated July 13, 2009
Memorandum"). Capitalized terms used o
defined herein have the meaning assigne
Memorandum.
Click "Login"
To login, enter your 9-digit SSO user id as your Username. Your initial login password w sent to you on July 13, 2009 regarding the launch of the exchange offer. [Note: Y sensitive.]
When you have entered the information, click "Login." If you do not have your initial login in
compensation@genworth.com.
If you have previously registered and assigned yourself a new password and have either be
Enter your password (for your initial login your password is your birth date mmddyyyy)

Genworth Financial

26 Exchange Offer Informational Session Exchange Offer – Website Training

Create Your Password
Before you access the website, you first will need to create a personal password that you will use each time you return to this site.
Choose a password
Note: Your password will be case sensitive, and must contain between eight and twelve characters.
Please be sure your password includes at least one letter and one digit, and no spaces.
Please retype your password
SUBMIT

Enter your new password

Click "Submit"

Create Your Password
Thank you.
You have successfully set your password for the website. You may now close this window and proceed to the website.
REMEMBER: If you return to this website later, you will need to enter your Username and your new password.
CLOSE

Click "Close"

Genworth Financial

27 Exchange Offer Informational Session Exchange Offer – Website Training

Genworth Financial

Equity Exchange Program - Enrollment

Terms of Use

The Materials are not intended to provide legal, financial or tax advice or opinions, do not serve as a substitute for specific advice from a licensed professional and you should not rely on the contents of the Materials as such. We recommend that you consult with your own personal investment, tax and legal advisors for advice on your specific situation. Any actions that you take based on the Materials are your sole responsibility.

You acknowledge that no express or implied warranties about the Website are made, including but not limited to implied warranties of merchantability, fitness for a particular use or purpose, title or non-infringement.

The Website is made available to you on an "as is", "as available" and "with all faults" basis. Neither Genworth nor its licensors warrants that any defects or inaccuracies will be corrected, subject to applicable law. Although every effort has been made to ensure the information on the website is secure, timely and accurate, neither Genworth nor its licensors warrant that this Website will meet your needs or that it will be uninterrupted, timely, secure or error-free. Genworth and its licensors also make no warranty that the results obtained from the use of this Website will be accurate or reliable, or that the quality of any tools, information or other material obtained by you through this Website and related Materials will meet your expectations. In no event shall Genworth or any of its licensors be liable for any consequential, incidental, special, indirect or other losses or damages of whatsoever kind that result from use or loss of use of this Website, however caused and to the fullest extent permitted by law, even if Genworth has been advised of the possibility of such losses or damages. These Terms and their enforcement are governed by the laws of The State of Virginia, without regard to conflicts of law. The rights, exclusions and limitations of liability under these Terms operate to the benefit of Genworth's subcontractors, licensors and vendors to the same extent that such provisions operate to the benefit of Genworth.

By clicking "I Agree" below, I am indicating that I understand and accept the Terms.

I Agree | Close

Read through the Terms of Use and click “I Agree” if you choose to proceed in using the website.

Genworth Financial

28 Exchange Offer Informational Session Exchange Offer – Website Training

Genworth Financial

Equity Exchange Program - Enrollment

John Sample, Jr.
logout

Summary of Exchange Offer | Make Your Election

- Summary of Exchange Offer
- Website Overview
- Offering Memorandum and Related Documents
- Make Your Election

Navigate using the tabs on the left

Summary of Exchange Offer

Genworth is offering to certain Employees the opportunity to exchange Eligible Options and SARs for a reduced number of stock options and SARs having an exercise (or base) price equal to the closing price of Genworth's common stock on the new date of grant (the "Replacement Grant Date"). The offering period is July 13, 2009 (the "Effective Date") through August 18, 2009, unless extended (the "Expiration Date").

The stock options and SARs issued pursuant to this exchange offer that replace your Eligible Options and SARs are referred to as "Replacement Awards." The number of Replacement Awards you receive pursuant to this exchange offer will be determined by dividing the number of your tendered Eligible Options and SARs by three and rounding down to the nearest whole number. Replacement Awards will be subject to the terms and conditions of the Omnibus Plan and a new award agreement between you and Genworth.

Replacement Awards will maintain the original term (or expiration date) of the Eligible Options and SARs for which they were exchanged. Replacement Awards will differ from Eligible Options and SARs as follows:

- The exercise (or base) price per share for the Replacement Awards will be equal to the closing price per share of Genworth's common stock, as reported on the New York Stock Exchange, on the Replacement Grant Date.
- Replacement Awards will be unvested on the Replacement Grant Date, regardless of whether or not the surrendered awards were vested. Replacement Awards will vest, subject to continued employment, over a three or four year period.

If you choose to tender Eligible Options and SARs and Genworth accepts them for exchange, you will be agreeing to cancel the tendered Eligible Options and SARs and irrevocably release all of your rights with respect to them.

You may also navigate by clicking "next"

Next

Genworth Financial

29 Exchange Offer Informational Session Exchange Offer – Website Training

Summary of Exchange Offer
Make Your Elect
Summary of Exchange Offer
Website Overview
Offering Memorandum and Related Documents
Make Your Election
Website Overview
This Website is intended to illustrate how an exchange of your Eligible Options and SARs for F work and allow you to make your election with respect to the exchange offer. The Offering M of the terms and conditions of the exchange offer. You should have received a copy of the Of from Genworth via email. It is also available under the menu to the left titled "Offering Memo
Documents." In the event of any inconsistency between the information on the Website and t
Memorandum, the Offering Memorandum will govern.
For a summary of the material terms and conditions of the exchange offer, please click the "S
Offer" button to the left.
To view and print a copy of the Offering Memorandum and other related documents, please c
Memorandum and Related Documents" button to the left.

Genworth Financial

30 Exchange Offer Informational Session Exchange Offer – Website Training Go to the “Make Your Election” page at any time by clicking either “Make Your Election” tabs.

Return to the "Summary of Exchange Offer" at anytime by clicking on the "Summary of Exchange Offer" tab.

Genworth Financial | *Equity Exchange Program - Enrollment* | **John Sample**

lo

Summary of Exchange Offer | **Make Your Election**

The table below shows your current Eligible Options and SARs based on your employment status on July 9, 2009. Some stock options or SARs might not be eligible for exchange, including, but not limited to stock options or SARs that expire, terminate or are forfeited before the Expiration Date. Refer to the Offering Memorandum for more information. In order to participate in the exchange offer with respect to your Eligible Options and SARs:

1. Check the box for each grant to "Exchange" those Eligible Options or SARs. The Replacement Award for each grant selected will be shown. You also have the option of checking the "Exchange All Eligible Options and SARs" button instead of selecting individual grants.
2. Unchecked grants will not be exchanged.

Your Election

☐ **Exchange All Eligible Options and SARs**

Grant Year	Grant Date	Exercise Price	Eligible Vested Options and SARs	Eligible Unvested Options and SARs	Total Eligible Options and SARs	Exchange Ratio	I elect to 'Exchange' my Eligible Options and SARs	Replacement Awards Granted
2004	07/30/2004	$21.15	3,333	0	3,333	1.2:1	☐	0
2006	07/06/2006	$30.01	20,052	7,448	27,500	1.4:1	☑	19,642
2008	03/03/2008	$18.40	1,875	5,625	7,500	1.1:1	☐	0
							Total:	19,642

Make your election by clicking the box after each grant you wish to exchange.

By electing to exchange your Eligible Options and SARs by tendering them in the exchange offer, you are agreeing:

1. To the terms and conditions of the exchange offer as set forth in the Offering Memorandum.
2. To sell, assign and transfer to Genworth all right, title and interest in and to the Eligible Options and SARs tendered as indicated in the table above.
3. To, upon request, promptly execute and deliver any additional documents deemed by Genworth to be necessary to complete the acceptance and payment of the Eligible Options and SARs tendered*.

Genworth Financial

31 Exchange Offer Informational Session Exchange Offer – Website Training

☑ Exchange All Eligible Options and SARs

Exercise Price	Eligible Vested Options and SARs	Eligible Unvested Options and SARs	Total Eligible Options and SARs	Exchange Ratio	I elect to 'Exchange' my Eligible Options and SARs	Replacement Awards Granted
$21.15	3,333	0	3,333	1.2:1	☑	2,777
$30.01	20,052	7,448	27,500	1.4:1	☑	19,642
$18.40	1,875	5,625	7,500	1.1:1	☑	6,818
					Total:	29,237

You may elect to exchange all your awards by checking the “Exchange All Eligible Options and SARs” box.

You may elect to exchange each grant on an individual basis by checking each individual box.

By clicking on the box again it will uncheck and the “Replacement Awards Granted” column will return to 0.

☐ Exchange All Eligible Options and SARs

Exercise Price	Eligible Vested Options and SARs	Eligible Unvested Options and SARs	Total Eligible Options and SARs	Exchange Ratio	I elect to 'Exchange' my Eligible Options and SARs	Replacement Awards Granted
$21.15	3,333	0	3,333	1.2:1	☐	0
$30.01	20,052	7,448	27,500	1.4:1	☑	19,642
$18.40	1,875	5,625	7,500	1.1:1	☐	0
					Total:	19,642

☐ Exchange All Eligible Options and SARs

Exercise Price	Eligible Vested Options and SARs	Eligible Unvested Options and SARs	Total Eligible Options and SARs	Exchange Ratio	I elect to 'Exchange' my Eligible Options and SARs	Replacement Awards Granted
$21.15	3,333	0	3,333	1.2:1	☐	0
$30.01	20,052	7,448	27,500	1.4:1	☐	0
$18.40	1,875	5,625	7,500	1.1:1	☐	0
					Total:	0

You may leave the boxes blank if you choose not to exchange any awards.

Genworth Financial

32 Exchange Offer Informational Session Exchange Offer – Website Training

f Exchange Offer
Make Your Election
1,875 5,625 7,500 1.1:1 0
Total: 19,642
le Options and SARs by tendering them in the exchange offer, you are agreeing:
the exchange offer as set forth in the Offering Memorandum.
Genworth all right, title and interest in and to the Eligible Options and SARs tendered as indicated in the table above.
ecute and deliver any additional documents deemed by Genworth to be necessary to complete the acceptance and and SARs tendered*.
stand the Offering Memorandum.
transfer and share the personal information you submit to the extent necessary to facilitate the acceptance of your
. The information will be stored in the United States.
our election after you click [Submit] below.
Submit

After you have made your elections by checking the boxes of the grants you wish to exchange, scroll down and click on the "Submit" button to proceed in exchanging the awards.

After you submit your election you may change your election at any time from July 13, 2009 until August 18, 2009, as long as we receive your new properly completed and submitted election by 5:00 p.m., U.S. Eastern Time, on August 18, 2009.

Click on the "View Confirmation" button and your confirmation page will pop up.

Genworth Financial
Equity Exchange Program - Enrollment
John Sample, Jr.
logout
Attention
Thank you for making your election. You have chosen to exchange some, but not all, of your Eligible Options and SARs at this time. You may change your election at any time during the offering period. The last election properly submitted prior to 5:00 p.m., U.S. Eastern Time, on August 18, 2009, unless we extend the Expiration Date, will be final. If you do not elect to exchange all of your Eligible Options and SARs, the Eligible Options and SARs with respect to which you did not make an election will remain outstanding on the same terms and conditions on which they were granted.
REMINDER: If your primary work location is outside of the United States you must sign and date your election confirmation and return it to Genworth for your election to be valid. Your election confirmation must be received by Genworth no later than August 18, 2009. The email address, mailing address and fax information will be stated on your election confirmation.
If your primary work location is within the United States, please print your confirmation and retain it for your records.
View Confirmation
2004 07/30/2004 $21.15 3,333 0 3,333 1.2:1 0
2006 07/06/2006 $30.01 20,052 7,448 27,500 1.4:1 19,642

Genworth Financial

33 Exchange Offer Informational Session Exchange Offer – Website Training

Print and save your confirmation for your records. **If you are employed outside the United States you must sign a copy of your election confirmation and return it to Genworth per the instructions on the confirmation form.**

Your election will have a unique Confirmation Number. If you change your election at anytime while the exchange offer is open, you will receive a new Confirmation Number.

https://www.archimedes.com - Equity Exchange Program Election and Agreement Confirmation - Microsoft Internet Explorer

Genworth Financial

Equity Exchange Program - Enrollment

Click here to print

Election Confirmation: Mary Sample
Confirmation Number: testcase3-20090709-141508

Your Election

☐ Exchange All Eligible Options and SARs

Grant Year	Grant Date	Exercise Price	Eligible Options and SARs	Exchange Ratio	I elect to 'Exchange' my Eligible Options and SARs	Replacement Awards Granted
2004	07/30/2004	$21.[illegible]	3,333	1.2:1	☐	0
2006	07/06/2006	$30.01	27,500	1.4:1	☑	19,642
2008	[illegible]/03/2008	$18.40	7,500	1.1:1	☐	0
					Total:	19,642

By electing to exchange your Eligible Options and SARs by tendering them in the exchange offer, you are agreeing:

1. To the terms and conditions of the exchange offer as set forth in the Offering Memorandum.
2. To sell, assign and transfer to Genworth all right, title and interest in and to the Eligible Options and SARs tendered as indicated in the table above.
3. To, upon request, promptly execute and deliver any additional documents deemed by Genworth to be necessary to complete the acceptance and payment of the Eligible Options and SARs tendered*.
4. That you have read and understand the Offering Memorandum.

Notice: Genworth will collect, use, transfer and share the personal information you submit to the extent necessary to facilitate the acceptance of your tendered Eligible Options and SARs. The information will be stored in the United States.

Only employees whose primary work location is outside of the United States must sign and return this election confirmation to Genworth.

[SIGNATURE] [DATE]

Close the window after you have printed your election.

Genworth Financial

34 Exchange Offer Informational Session Exchange Offer – Website Training

Genworth Financial

Equity Exchange Program - Enrollment

John Sample, Jr.
logout

Summary of Exchange Offer | Make Your Election

The table below shows your current Eligible Options and SARs based on your employment status on July 9, 2009. Some stock options or SARs might not be eligible for exchange, including, but not limited to stock options or SARs that expire, terminate or are forfeited before the Expiration Date. Refer to the Offering Memorandum for more information. In order to participate in the exchange offer with respect to your Eligible Options and SARs:

1. Check the box for each grant to "Exchange" those Eligible Options or SARs. The Replacement Award for each grant selected will be shown. You also have the option of checking the "Exchange All Eligible Options and SARs" button instead of selecting individual grants.
2. Unchecked grants will not be exchanged.

Your Election

☐ **Exchange All Eligible Options and SARs**

Grant Year	Grant Date	Exercise Price	Eligible Vested Options and SARs	Eligible Unvested Options and SARs	Total Eligible Options and SARs	Exchange Ratio	I elect to 'Exchange' my Eligible Options and SARs	Replacement Awards Granted
2004	07/30/2004	$21.15	3,333	0	3,333	1.2:1	☐	0
2006	07/06/2006	$30.01	20,052	7,448	27,500	1.4:1	☑	19,642
2008	03/03/2008	$18.40	1,875	5,625	7,500	1.1:1	☐	0
							Total:	19,642

By electing to exchange your Eligible Options and SARs by tendering them in the exchange offer, you are agreeing:

1. To the terms and conditions of the exchange offer as set forth in the Offering Memorandum.
2. To sell, assign and transfer to Genworth all right, title and interest in and to the Eligible Options and SARs tendered as indicated in the table above.
3. To, upon request, promptly execute and deliver any additional documents deemed by Genworth to be necessary to complete the acceptance and payment of the Eligible Options and SARs tendered*.

After you have reviewed and closed your confirmation window the "Make Your Election Screen" will still be open. You may either change your election and click "submit" again for your new confirmation or you may log out.

Genworth Financial

35 Exchange Offer Informational Session Exchange Offer – Website Training

36 Exchange Offer Informational Session
Exchange Offer – Glossary of Key Terms
Exchange Ratio: It is the ratio used to determine how many replacement options or SARs will be granted for the exchanged options
that are cancelled.
A SAR allows a holder to benefit from the appreciation of
Genworth stock between the grant date and the vesting date.
Stock Appreciation
Right (SAR):
Stock options & SARs you still hold (both vested & unvested)
but are not exercised.
Outstanding Stock
Options & SARs:
Legal document filed with the SEC which states the objectives, risks and terms of the exchange offer.
Offering Memorandum:
A method of converting stock options into stock that requires no initial cash payment. The strike price is covered by selling some of the option shares.
Cashless Exercise:

37 Exchange Offer Informational Session
Exchange Offer – Glossary of Key Terms
Glossary of Terms
Vesting: When your stock options become exercisable, they are referred to as being “vested”.  The vesting schedule applicable to your stock options will be set forth in your stock option grant agreement(s).
The strike price is the closing price of Genworth common stock on the day the stock option is granted.
Strike Price:
A stock option or SAR is considered “underwater” if the exercise price of the stock option or SAR is higher than the current
market price.
Underwater:
It is the right to buy shares of Genworth common stock at a
fixed price in the future (the strike price).
Stock Option:

38 Exchange Offer Informational Session
Stock Appreciation Right Refresher
Stock Appreciation Rights (SARs)
• A SAR has the same economic value as a stock option but are delivered primarily to our executive officers.  A SAR allows a holder to benefit from the appreciation of Genworth stock between the grant date and the vesting date. A SAR represents the right to receive the difference between the value of the underlying Genworth stock on the date of exercise over the grant price of the award, payable in shares of stock.
What Is A SAR?
• A SAR is similar to a stock option, except that when you exercise a SAR, you do not have to pay an exercise price to receive shares. Instead you are receiving the “appreciation” of the underlying stock, which is equal to the current value of the shares less the grant price.
How Does A SAR Work?
$5
$8
Grant Price
“Appreciation” Realized Upon Exercise = $3*
Price to purchase the shares on the open market
*Before taxes and other deductions
Grant Date
Exercise